CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment No. 10 to the Registration Statement on Form N-1A of Northern Lights Fund Trust regarding the Prospectus and Statement of Additional Information of The Gaming and Casino Fund, a series of the Northern Lights Fund Trust.

                                                                                    TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 16, 2006